UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2009

Valeant Pharmaceuticals International
(Exact Name of Registrant Specified in Charter)

Delaware	1-11397	33-0628076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of Principal Executive Offices) (Zip Code)
(949) 461-6000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 30, 2009, Valeant Pharmaceuticals International (the “Company” or “Valeant”) entered into an Amendment to the Company’s Employment Agreement with J. Michael Pearson, Chairman and Chief Executive Officer of the Company (the “Amendment”).
Pursuant to the Amendment, the Board of Directors amended and extended Mr. Pearson’s Employment Agreement, dated February 1, 2008 (the “2008 Agreement”), which was due to terminate on February 1, 2011. The Amendment proactively locks in the terms of Mr. Pearson’s compensation for the period beginning February 2, 2011 and ending February 1, 2014. In addition, the contract amendment adds new vesting triggers for the Performance Share Units (“PSUs”) issued under the 2008 Agreement.
Background
On February 1, 2008, the Board of Directors hired Mr. Pearson to lead the Company and he entered into the 2008 Agreement for a three-year term effective through February 1, 2011. The closing price of Valeant stock was $12.19 per share on the day he joined the Company. The 2008 Agreement was designed to encourage Mr. Pearson to own a significant amount of Valeant shares and to provide significant compensation if he could deliver extraordinary returns to Valeant’s shareholders.
Mr. Pearson’s initial salary was set at $1.0 million with a target bonus of 100% of salary and a maximum bonus of 200% of salary. Mr. Pearson was required to invest a significant amount of his own money in company stock in return for matching grants of restricted stock units (“RSUs”) on a 1-for-1 basis. He acquired $5.0 million of stock in the summer of 2008 that was matched with RSU grants. Mr. Pearson’s long term equity incentives were front loaded to February 1, 2008 and intended to cover the entire three year period through February 1, 2011. Mr. Pearson received 1,024,591 stock options with an exercise price of $12.19. Mr. Pearson also received performance-based restricted share units (“PSUs”) with vesting based on total shareholder return (“TSR”) between February 1, 2008 and a “measurement date” of February 1, 2011. The target PSU amount was based on $5 million divided by the average stock price for the prior 20 trading days of $12.27 as of February 1, 2008, or 407,498 target PSUs. Below 15% compounded TSR, Mr. Pearson would receive no PSUs. For compounded TSR of between 15% and 45%, he would receive an interpolation between 1x and 3x the target number of PSUs.
Between February 1, 2008 and November 30 2009, Valeant’s share price appreciated at a compounded annual TSR of 71%, or a total TSR of 168%. This compared to a compounded annual decline of 12% (total decline of 21%) for the S&P 500 Index, and a compounded annual decline of 8% (total decline of 11%) for the Company’s peer group, over the same period.
The Board of Directors decided to proactively extend Mr. Pearson’s original contract. The goals of the contract amendment were as follows:
•	Retain Mr. Pearson beyond the term of his original contract to send a clear message internally to the management team at Valeant and externally to patients, customers, partners and shareholders regarding continuity of leadership.

•	Preserve the structure and philosophy of Mr. Pearson’s original employment contract to encourage significant stock ownership and to tie most of his equity opportunity to challenging levels of TSR performance.

•	Definitively set Mr. Pearson’s equity compensation through February 1, 2014, to prospectively base both option exercise prices and the baseline for new TSR triggers at a premium to current market prices, and to reduce the importance of a particular date in the future, particularly the “measurement date” of February 1, 2011, in setting future compensation benchmarks.

•	Set proper incentives for continuously driving shareholder value.

•	Consider the Company’s five-year strategic plan as a guideline for setting the amounts awarded.

•	Commit Mr. Pearson to retain his equity awards and owned shares in the Company, and not sell any “net shares” (i.e., shares received net of shares surrendered for tax withholding) until 2014.

•	Set a balance of incentives between leading Valeant as an independent company vs. a sale of the Company.
The Amendments to the 2008 Agreement
As was the case with his 2008 equity awards, Mr. Pearson’s new equity awards are front loaded and intended to cover a three year period, from February 1, 2011 to February 1, 2014. Many of these equity awards for this future period refer to a baseline share price of $37.41. This is the highest price hurdle under Mr. Pearson’s original agreement for earning PSUs, representing a three year compounded TSR of 45% from the date of his hire on February 1, 2008 through February 1, 2011. This price represents a premium of 15% to Valeant’s trailing 20 day average stock price and a premium of 26% to its trailing 60 day average stock price, as of November 30, 2009. Between the time of the Amendment and February 1, 2011, Mr. Pearson cannot vest into any new equity awards, other than through a change of control or through extremely high share price performance (up more than 100% from current levels) which would trigger early vesting of some PSUs.
The 2008 Agreement was amended as follows:
Term
•	The contract termination date was extended from February 1, 2011 to February 1, 2014.
Restriction on selling
•	Mr. Pearson will not be able to sell any “net shares” he receives upon PSU vesting or the exercise of vested options awarded under the 2008 Agreement until February 1, 2014, unless earlier upon a change of control, a termination due to death or disability, or one year after a termination of employment without cause or for good reason. This would mean retaining shares with respect to more than 1 million options and 1 million RSUs earned under his original employment contract.
Salary and bonus
•	Mr. Pearson’s base salary will be increased to $1.5 million, from $1.0 million, effective January 1, 2010. His bonus opportunity will be set at a target level of 100% of salary and a maximum of 200% of salary.

•	Mr. Pearson will receive a $1 million cash bonus for amending and extending his contract.
Time-vested RSUs to match equity holdings
•	In connection with Mr. Pearson’s agreement not to sell net shares before February 1, 2014, Mr. Pearson will receive 200,481 time-vested RSUs ($7.5 million divided by a share price of $37.41) that will vest 1/36th per month over the 36 months between February 1, 2011 and February 1, 2014. In a change of control, his unvested RSUs would be forfeited.
Stock options
•	Mr. Pearson will receive 500,000 options with an exercise price of $37.41 and vesting over four years from February 2, 2011 to February 1, 2015. In a change of control, these options would vest in full. Because these options have an exercise price of $37.41, Mr. Pearson would receive economic value only if the change of control price is above $37.41 and only on the difference between $37.41 and the change of control price.
Long-Term Performance Share Units (“PSUs”)
•	Mr. Pearson shall receive PSUs that vest based on total shareholder return (TSR) between a price of $37.41 starting on February 2, 2011 and the average stock price for the prior 20 trading days as of three measurement dates: 25% would vest on November 1, 2013, 50% on February 1, 2014 and 25% on May 1, 2014. These measurement dates were chosen to be the 6 year anniversary date of Mr. Pearson’s 2008 Agreement and the dates three months before and after that date. The target PSU amount was based on $6.5 million divided by a share price of $37.41, or 173,750 PSUs. If TSR is below 15%, Mr. Pearson would receive no PSUs, other than in a change of control as described below. Mr. Pearson will not receive any vested PSUs until February 1, 2019, unless sooner upon a change of control or termination of employment. Mr. Pearson can earn between 1x and 3x the target amount based on TSR performance between 15% and 45%, as set out in the table below.

•	There is an early performance trigger for each tranche of PSUs if the average stock price for the prior 20 trading days as of a date is at or above the vesting triggers for the next tranche of PSUs.
PSU awards at measurement dates of November 1, 2013, February 1, 2014 and May 1, 2014

	Stock price hurdle at	Early performance	Number of PSUs at
TSR	measurement dates	vesting trigger	each hurdle
< 15%	< $54.94		None
15%	$54.94, $56.90, $58.91	$82.19	173,750
30%	$76.97, $82.19, $87.76	$114.05	173,750
45%	$103.93, $114.05, $125.15	$153.23 (60% compounded TSR over three years)	173,750
Notes: maximum award is 521,250 PSUs
•	On a change of control on or prior to February 1, 2012, the TSR thresholds shall be calculated as if such change of control occurred on February 1, 2012. Mr. Pearson shall only receive PSUs if the change of control price is above $37.41. The amount of PSUs shall be calculated by first calculating the percentage gain from $37.41 to the change of control price and then comparing to the target TSR thresholds, as below. In a change of control, the interpolation shall range from 0% up to 45%.
PSUs in change of control on or prior to February 1, 2012

TSR	Change of control price	Cumulative number of PSUs
0%	$37.41	0
15%	$43.02	173,750
30%	$48.63	347,500
45%	$54.24	521,250
Notes: Interpolates between 0 and 521,250 based on TSR between 0% and 45%; maximum award is 521,250 PSUs
•	On a change of control after February 1, 2012, the TSR calculation shall be the TSR from February 1, 2011 (using a base stock price of $37.41) to the change of control date.

PSUs in change of control after February 1, 2012

TSR	Change of control price	Cumulative number of PSUs
0%	Calculated based on TSR from a base price of $37.41 on February 1, 2011	0
15%		173,750
30%		347,500
45%		521,250
Notes: Interpolates between 0 and 521,250 based on TSR between 0% and 45%; maximum award is 521,250 PSUs
PSUs Awarded under the 2008 Agreement
•	Originally the PSUs awarded under the 2008 Agreement only vested on the measurement date of February 1, 2011 or on a change of control. Because of the extraordinary TSR performance since February 1, 2008, and to harmonize these PSUs with the new PSUs issued to cover the period February 1, 2011 through February 1, 2014, the following changes were made. Mr. Pearson may vest into each tranche of PSUs in advance of February 1, 2011 if the average stock price for the prior 20 trading days as of a date is above the measurement date threshold of the next higher tranche, or in the case of the highest tranche, at a the stock price equivalent to a 3 year TSR of 60%.
PSU awards at measurement date February 1, 2011

	Stock price
	hurdle at
	measurement	Early performance	Number of PSUs at
TSR	date	vesting trigger	each hurdle
< 15%	< $18.66		None
15%	$18.66	$26.96	407,498
30%	$26.96	$37.41	407,498
45%	$37.41	$50.26 (60% compounded TSR over 3 years)	407,498
Notes: maximum award is 1,222,494 PSUs
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Amendment, dated November 30, 2009 to the Employment Agreement, dated February 1, 2008 between J. Michael Pearson and Valeant Pharmaceuticals International

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: November 30, 2009	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President and General Counsel

EXHIBIT INDEX
10.1	Amendment, dated November 30, 2009 to the Employment Agreement, dated February 1, 2008 between J. Michael Pearson and Valeant Pharmaceuticals International